EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Oneida Ltd. on Form S-8 (File Nos. 2-84304, 33-49462, 333-10795, 333-66425, 333-87007 and 333-97491) of our report, dated October 5, 2006, relating to the financial statements of Oneida Ltd. 401(k) Savings Plan, which appears in this Annual Report on Form 11-K.

Insero & Company CPAs, P.C.

Certified Public Accountants

Rochester, New York

October 30, 2006